                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE



            AWARE, INC. REPORTS 2005 FOURTH QUARTER FINANCIAL RESULTS


BEDFORD, Mass., February 16, 2006 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its fourth quarter ended December 31, 2005.

Revenues for the fourth quarter of 2005 were $3.7 million compared to $4.6 million for the same period last year. Net loss for the fourth quarter of 2005 was $1.2 million, or $0.05 per share, compared to a net profit of $0.4 million, or $0.02 per share, for the year-ago period.

For the year ended December 31, 2005, revenues were $15.7 million compared to $16.5 million for the same period last year. Net loss for the year ended December 31, 2005 was $2.5 million or $0.11 per share, compared to a net loss of $1.4 million, or $0.06 per share, for the year-ago period.

Michael Tzannes, chief executive officer, said: "We are pleased with the progress we made in 2005 introducing new products and adding new customers in DSL and biometrics. Our strategy has been to position the company to benefit from growth in these industries and we are confident that we have done so. A highlight for 2006 promises to be our participation in the upcoming Deutsche Telekom 50Mbps VDSL2 deployment."

Tzannes added, "From the conclusion of today's conference call until Friday, February 18 at 5:00 p.m., we invite stakeholders to submit questions via email to INVESTORQUESTIONS@AWARE.COM. We will post questions and answers next week on our website."

Note: Aware's conference call will be broadcast live over the Internet today, February 16, 2006 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2637 and referencing the confirmation number 9270640. A replay of the call will be archived on our website after the call.

About Aware

Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, VDSL2, Bonded ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY-Bonded(TM), StratiPHY2+(TM), StratiPHY3(TM) and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information can be found at HTTP://WWW.AWARE.COM.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended September 30, 2005 and other reports and filings made with the Securities and Exchange Commission.


DR. DSL, STRATIPHY, STRATIPHY2+, STRATIPHY3, AND STRATIPHY-BONDED ARE TRADEMARKS OR REGISTERED TRADEMARKS OF AWARE, INC.


                                                        AWARE, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               THREE MONTHS ENDED                    YEAR ENDED
                                                                  DECEMBER 31,                      DECEMBER 31,
                                                         -------------------------------    -------------------------------
                                                              2005             2004              2005             2004
                                                         --------------   --------------    --------------   --------------
Revenue:
    Product sales.......................................         $1,268           $1,531            $5,431           $4,759
    Contract revenue....................................          1,658            1,950             6,719            7,575
    Royalties...........................................            747            1,116             3,517            4,151
                                                         --------------   --------------    --------------   --------------
     Total revenue.....................................           3,673            4,597            15,667           16,485

Costs and expenses:
    Cost of product sales...............................            195              132               474              862
    Cost of contract revenue............................            886              687             3,270            2,683
    Research and development............................          2,770            2,328            10,170           10,013
    Selling and marketing...............................            674              587             2,738            2,379
    General and administrative..........................            693              616             2,633            2,473
                                                         --------------   --------------    --------------   --------------
     Total costs and expenses...........................          5,218            4,350            19,285           18,410

Net income (loss) from operations.......................         (1,545)             247            (3,618)          (1,925)
Interest income.........................................            352              177             1,150              558
                                                         --------------   --------------    --------------   --------------

Net income (loss) before provision for income taxes.....         (1,193)             424            (2,468)          (1,367)
Provision for income taxes..............................              -                -                 -                -
                                                         --------------   --------------    --------------   --------------

Net income (loss).......................................        ($1,193)            $424           ($2,468)         ($1,367)
                                                         ==============   ==============    ==============   ==============



Net income (loss) per share - basic.....................         ($0.05)           $0.02            ($0.11)          ($0.06)
Net income (loss) per share - diluted ..................         ($0.05)           $0.02            ($0.11)          ($0.06)

Weighted average shares - basic ........................          23,220          22,838             23,076          22,785
Weighted average shares - diluted ......................          23,220          23,624             23,076          22,785


                                                     AWARE, INC.
                                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                                   (IN THOUSANDS)


                                                                                     DECEMBER 31,     DECEMBER 31,
                                                                                         2005             2004
                                                                                    --------------   --------------
ASSETS
     Cash and investments.....................................................             $36,763          $38,266
     Accounts receivable, net.................................................               3,749            3,070
     Property and equipment, net..............................................               8,075            8,287
     Other assets, net........................................................               1,154              560
                                                                                    --------------   --------------

     Total assets.............................................................             $49,741          $50,183
                                                                                    ==============   ==============



LIABILITIES AND STOCKHOLDERS' EQUITY

     Total current liabilities................................................              $2,238           $1,427

     Total stockholders' equity..............................................               47,503           48,756
                                                                                    --------------   --------------

     Total liabilities and stockholders' equity...............................             $49,741          $50,183
                                                                                    ==============   ==============